Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-220075 and 333-150911) and Forms S-3 (Nos. 333-248406, 333-217206 and 333-191192) of SB Financial Group, Inc. of our report dated March 7, 2025, with respect to the consolidated financial statements of SB Financial Group, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Forvis Mazars, LLP

Indianapolis, Indiana

March 7, 2025